PRESS RELEASE

FOR IMMEDIATE RELEASE: CONTACT:

CompX International Inc.        David A. Bowers
Three Lincoln Centre               Chief Executive Officer
5430 LBJ Freeway, Suite 1700 Tel.:  864.286.1122
Dallas, Texas   75240-2697

COMPX DECLARES REGULAR QUARTERLY DIVIDEND

DALLAS, TEXAS . . . May 25, 2016 . . . CompX International Inc. (NYSE MKT:  CIX) announced today that its board of directors has declared CompX's regular quarterly dividend of five cents ($0.05) per share on its class A and class B common stock, payable on June 14, 2016 to stockholders of record at the close of business on June 6, 2016.

CompX is a leading manufacturer of security products and recreational marine components.
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